SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):  December 10, 2002

EOS INTERNATIONAL, INC. (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)

0-15586 (Commission File Number)	52-1373960 (IRS Employer Identification No.)

888 7th Avenue, 13th Floor, New York, New York (Address of principal executive offices)	10106 (Zip Code)

(212) 887-6869 (Registrant’s telephone number)

Not Applicable (Former name or former address, if changed since last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

         1. On December 10, 2002, Eos International, Inc., a Delaware corporation (“Eos”), Eos Acquisition Corp., a New Jersey corporation and wholly-owned subsidiary of Eos created solely for the purpose of effecting the merger described herein (“EAC”), and I.F.S. of New Jersey, Inc., a New Jersey corporation (“IFS”) entered into an agreement and plan of merger (the “Merger Agreement”) by which EAC will be merged with and into IFS with IFS surviving the merger as a wholly-owned subsidiary of Eos. Under the terms of the Merger Agreement, all of the shares of IFS stock outstanding at the effective time of the merger will be exchanged for 15,988,000 shares of Eos common stock and 1,000 shares of Series E Junior Convertible Preferred Stock in the aggregate.

     The merger is subject to the approval of the Merger Agreement by the shareholders of IFS and other conditions. The merger will be effected as soon as practicable following approval of the Merger Agreement by IFS shareholders and the satisfaction or waiver of conditions to closing. Management of Eos expects the merger to occur in the fourth quarter of 2002 or early in the first quarter of 2003.

     2. On December 10, 2002, Eos, Weichert Enterprises LLC (“Weichert”), and DL Holdings I, LLC (“DL Holdings”), entered into an agreement (the “December 10 Agreement”) to amend (i) the Registration Rights Agreement by and among Eos, Weichert and DL Holdings, dated as of December 14, 2001, as amended, (ii) the Secured $3,500,000 Bridge Loan Promissory Note, dated as of December 14, 2001, as amended, issued by Eos to DL Holdings (the “DL Note”), (iii) the Warrant to purchase common stock of Eos dated as of December 14, 2001, as amended, issued by Eos to DL Holdings, (iv) the Secured $3,000,000 Bridge Loan Promissory Note, dated as of December 14, 2001, as amended, issued by Eos to Weichert (the “Weichert Note,” and along with the DL Note, the “Notes”), and (v) the Warrant to purchase common stock of Eos dated as of December 14, 2001, as amended, issued by Eos to Weichert (collectively, the “Bridge Loan Agreements”). Under the December 10 Agreement, Weichert and DL Holdings shall exchange the Notes for $4.0 million in cash and 1,000 shares of Eos Series D Preferred Stock.

     The transactions contemplated by the December 10 Agreement are contingent upon Eos effecting (i) the merger with IFS substantially in accordance with the Merger Agreement, and (ii) a private placement of no less than 15 million shares of Eos common stock priced at $0.50 per share. If transactions contemplated by the December 10 Agreement are not effected by January 8, 2003, any party to the December 10 Agreement may terminate the December 10 Agreement without any liability to any other party. However, such termination would not relieve Eos from any liability under the Bridge Loan Agreements.

     The foregoing description is a summary and is conditioned upon the terms of the agreements referred to herein which are incorporated herein by reference. There can be no assurance and none is given by Eos that the foregoing transaction will occur, occur as scheduled, or occur in accordance with the terms of the agreements described herein.

     This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts. These statements are based on management’s current expectations and information currently available and are believed to be reasonable and are made in good faith. These statements may be identified by the use of terminology such as “expect,” “believe,” “estimate,” “project,” “anticipate” and variations of such terms or similar terms. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make actual results differ from anticipated results include, but are not limited to, the failure of Eos and IFS to consummate the merger, the failure of Eos to complete a private placement of no less than 15 million shares of Eos common stock priced at $0.50 per share, and the failure of Eos to consummate the Bridge Loan Agreements.

     This Form 8-K shall not be deemed an offer of securities by Eos which may only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements Not Applicable

(b)	Pro Forma Financial Information Not Applicable

(c)	Exhibits.

Exhibit No.	Title

2.1	Agreement and Plan of Merger dated as of December 10, 2002 between Eos International, Inc., Eos Acquisition Corp., and I.F.S. of New Jersey, Inc. (some attachments omitted - see last page of exhibit)

10.105	Agreement dated as of December 10, 2002 among Eos International, Inc., Weichert Enterprises, LLC, and DL Holdings I, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2002	EOS INTERNATIONAL, INC. By: JACK B. HOOD —————————————— Jack B. Hood Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

2.1	Agreement and Plan of Merger dated as of December 10, 2002 between Eos International, Inc., Eos Acquisition Corp., and I.F.S. of New Jersey, Inc. (some attachments omitted - see last page of exhibit)

10.105	Agreement dated as of December 10, 2002 among Eos International, Inc., Weichert Enterprises, LLC, and DL Holdings I, LLC